Zhengzhou Annec Industrial Co., Ltd.

Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Independent Auditors’ Report

To the Board of Directors
of Zhengzhou Annec Industrial Co., Ltd.:

We have audited the accompanying consolidated balance sheets of Zhengzhou Annec Industrial Co., Ltd. and its subsidiaries (the Company) (a Company Limited registered in the People’s Republic of China) as of December 31, 2010 and 2009, and the consolidated statements of operations, equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zhengzhou Annec Industrial Co., Ltd. and its subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.
E. Palo Alto, California
May 9, 2011

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Consolidated Balance Sheets

	December 31,
	2010	2009
Assets
Current assets:
Cash	$1,504,971	$1,227,457
Restricted cash	4,425,167	4,972,796
Bank notes receivable	1,056,569	741,168
Accounts receivable (net of allowance of $572,793 and $709,479 at December 31, 2010 and 2009, respectively)	16,130,117	16,485,191
Retentions receivable	4,553,071	1,052,759
Prepaid expenses and deposits	5,604,102	4,762,032
Other receivables	5,420,233	7,341,759
Inventories	25,703,214	18,826,280
Total current assets	64,397,444	55,409,442
Long-term retentions receivable	5,425,110	1,744,144
Deposits for capital expenditure	3,235,272	-
Plant and equipment, net	12,093,625	11,091,695
Land use rights, net	2,193,823	-
Long-term investment	151,722	146,259
Total assets	$87,496,996	$68,391,540
Liabilities and Equity
Current liabilities:
Short-term loans	$8,475,193	$4,811,911
Bank notes payable	5,310,272	4,972,796
Accounts payable and accrued expenses	11,271,228	13,562,037
Advances from customers	23,105,778	18,921,030
Salaries payable	436,635	186,202
Taxes payable	2,535,965	615,707
Related party payables	917,008	1,913,064
Loans payable to employees	2,154,409	1,319,204
Loans payable to other individuals	1,972,387	1,901,363
Other payable	1,918,056	1,703,602
Total current liabilities	58,096,931	49,906,916
Deferred income	2,884,600	783,947
Long-term loans	1,189,501	-
Total liabilities	62,171,032	50,690,863
Commitments and contingencies (Note 13)
Equity:
Owner’s capital	2,612,769	2,612,769
Capital surplus	1,436,223	1,436,223
Retained earnings	20,700,451	13,910,357
Accumulated other comprehensive income (loss)	576,521	(258,672)
Total equity	25,325,964	17,700,677
Total liabilities and equity	$87,496,996	$68,391,540

The accompanying notes are an integral
part of these consolidated financial statements.

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2010	2009

Revenues:
Product revenues	$60,236,785	$29,171,923
Service revenues	3,176,355	3,233,437

Total revenues	63,413,140	32,405,360

Cost of revenues:
Products	37,206,740	18,214,253
Services	2,889,677	2,579,689

Total cost of revenues	40,096,417	20,793,942

Gross profit	23,316,723	11,611,418

Operating expenses:
Selling	7,390,200	3,704,000
General and administrative	6,385,664	4,155,987

Total operating expenses	13,775,864	7,859,987

Income from operations	9,540,859	3,751,431

Other income (expense):
Interest income	76,690	115,326
Interest expense	(1,574,268)	(1,111,393)
Other income (expense), net	608,766	(40,009)

Total other income (expense)	(888,812)	(1,036,076)

Income before provision for income taxes	8,652,047	2,715,355

Provision for income taxes	1,414,136	331,010

Net income	$7,237,911	$2,384,345

The accompanying notes are an integral
part of these consolidated financial statements.

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Consolidated Statements of Equity

				Accumulated
				Other
	Owner’s	Capital	Retained	Comprehensive
	Capital	Surplus	Earnings	Income (Loss)	Equity

Balance at December 31, 2008	$2,612,769	$1,268,626	$11,712,915	$(52,853)	$15,541,457

Net income	-	-	2,384,345	-	2,384,345

Appropriation to capital surplus	-	167,597	(167,597)	-	-

Cash dividend	-	-	(19,306)	-	(19,306)

Currency translation adjustment	-	-	-	(205,819)	(205,819)

Comprehensive income					2,178,526

Balance at December 31, 2009	2,612,769	1,436,223	13,910,357	(258,672)	17,700,677

Net income	-	-	7,237,911	-	7,237,911

Appropriation to capital surplus	-	-	-	-	-

Cash dividend	-	-	(447,817)	-	(447,817)

Currency translation adjustment	-	-	-	835,193	835,193

Comprehensive income					8,073,104

Balance at December 31, 2010	$2,612,769	$1,436,223	$20,700,451	$576,521	$25,325,964

The accompanying notes are an integral
part of these consolidated financial statements.

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$7,237,911	$2,384,345
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,223,939	948,681
Provision (recovery) for bad debt	(159,118)	-
Loss (gain) on sale of plant and equipment	576,626	(32,386)
Change in assets and liabilities:
Accounts receivable, retentions receivable and long-term retentions receivable	(5,794,262)	(8,245,442)
Prepaid expenses and deposits	(647,594)	(630,276)
Other receivables	1,963,391	(2,658,836)
Inventories	(6,019,444)	(4,201,088)
Accounts payable and accrued expenses	(2,604,727)	4,420,313
Advances from customers	3,391,073	4,402,432
Salary payable	237,394	86,550
Taxes payable	1,849,854	(78,692)
Deferred income	2,019,616	783,947
Other payable	147,050	725,386
Net cash provided by (used in) operating activities	3,421,709	(2,095,066)
Cash flows from investing activities:
Net proceeds from bank notes receivable	(280,526)	959,899
Restricted cash for issuance of bank notes payable	715,058	1,220,487
Deposits for capital expenditure	(3,154,437)	-
Purchase of plant and equipment	(2,415,965)	(576,618)
Purchase of land use rights	(2,179,086)	-
Proceeds from sale of plant and equipment	137,280	-
Net cash (used in) provided by investing activities	(7,177,676)	1,603,768
Cash flows from financing activities:
Payments of dividends	(207,577)	(19,306)
Proceeds from issuance of related party payables	653,856	190,136
Payments on related party payables	(1,934,940)	(49,728)
Proceeds from loans to employees	766,291	1,260,846
Proceeds from loans to other individuals	-	(641,603)
Proceeds from issuance of short-term borrowings, net of payments	3,544,431	(333,177)
Proceeds from issuance of long-term borrowings, net of payments	1,159,780	-
Net cash provided by financing activities	3,981,841	407,168
Net increase (decrease) in cash	225,874	(84,130)
Effect of exchange rate changes	51,640	(228,654)
Cash at beginning of year	1,227,457	1,540,241
Cash at end of year	$1,504,971	$1,227,457
Noncash financing and investing activities:
Reduction of accounts payable and accrued expenses through disposal of plant and equipment	$122,783	$360,755
Reduction of accounts receivable or other receivable through addition of plant and equipment	$177,517	$755,017
Dividend declared but not paid	$240,240	$-
Supplemental disclosure of cash flow information:
Interest paid	$1,469,394	$476,074
Income taxes paid	$329,702	$244,744

The accompanying notes are an integral
part of these consolidated financial statements.

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

1.	Business of the Company

On February 11, 2011, Annec Green Refractories Corporation, formerly E-Band Media, Inc. (“E-Band Media”) entered and closed a Share Exchange Agreement (“Share Exchange Agreement”), with certain shareholders and warrant holders, Dean Konstantine, Muzeyyen Balaban, Bernieta Masters, and Linda Masters, and with China Green Refractories Limited , a BVI corporation (“China Green”), and its shareholders, New-Source Group Limited, a BVI company, High-Sky Assets Management Limited, a BVI company, Joint Rise Investments Limited, a BVI company, Giant Harvest Investment Limited, a BVI company, and Mr. QIAN Yun Ting (collectively the “China Green Shareholders”), pursuant to which E-Band Media acquired 100% of the issued and outstanding capital stock of China Green in exchange for 19,220 shares of E-Band Media’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). Pursuant to the terms of the Share Exchange Agreement, E-Band Media agreed to affect a 1-for-14.375 reverse stock split (“Reverse Split”) of its outstanding common stock. The Reverse Stock Split was affected on April 18, 2011. In addition, pursuant to the Share Exchange Agreement, the China Green shareholders acquired all 10,000,000 shares of E-Band Media’s common stock from Dean Konstantine (“Controlled Shares”) and all outstanding warrants of E-Band Media from Muzeyyen Balaban, Bernieta Masters, and Linda Masters, representing warrants to purchase up to 5,000,000 shares of our common stock (“Warrants”) for an aggregate purchase price of $250,000 and 100 shares of Series A Preferred Stock held by China Green shareholders. The Warrants were cancelled by the China Green shareholders pursuant to the Share Exchange Agreement. As a result of the Share Exchange Agreement, the China Green shareholders will own 98% of our issued and outstanding common stock on an as-converted common stock basis as of and immediately after the effectiveness of the Reverse Split as contemplated by the Share Exchange Agreement.

History of E-Band Media, Inc.

E-Band Media was organized under the laws of the State of Delaware on April 29, 2010 as part of the implementation of the Chapter 11 plan of reorganization of AP Corporate Services, Inc. (“AP”). AP was incorporated in the State of Nevada in 1997 and was formed to provide a variety of services to small, entrepreneurial businesses. These services included business planning, market research, accounting advice, incorporation, and resident agent services. Between 1997 and 1999 AP’s business focus changed. In addition to providing business services, AP began to own and develop businesses related to the medical professions. In 1999 AP organized E-Band Media.com with the intent of offering live “chat” consultations via the internet with nurses and physicians. A website was developed but it was unable to generate significant revenues and the site was terminated prior to AP’s bankruptcy filing in 2008.

AP filed for Chapter 11 Bankruptcy in September 2008 in the U.S. Bankruptcy Court for the Central District of California. AP’s plan of reorganization was confirmed by the Court on December 24, 2009 and became effective on January 4, 2009. This plan of reorganization provided, among other things, for the incorporation of E-Band Media and the distribution of 1,085,000 shares in it to AP’s bankruptcy creditors. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. The plan also provided for the transfer to E-Band Media of any interest which AP and/or E-Band Media.com had in the development of a medical “chat” website.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

1.	Business of the Company, continued

History of E-Band Media, Inc., continued

As stated in the plan of reorganization ordered by the Court, these shares were issued “to enhance the distribution to creditors,” i.e. to enhance their opportunity to recover the losses they sustained in the AP bankruptcy. To this end, AP, by and through its President, agreed “to use its best efforts to have the shares publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the creditors” (from the Court approved “Disclosure Statement” describing the Plan of Reorganization). Subsequent to the effectiveness of the plan of reorganization the Company issued 10,000,000 restricted shares of common stock to its President, Dean Konstantine, at par value ($0.0001) for services rendered and costs advanced totaling $1,000.

On September 14, 2010, E-Band Media filed a Registration Statement on Form 10SB (File No.: 000-54117) with the SEC to register its common stock under Section 12(g) of the Exchange Act. The Registration Statement went effective by operation of law on November 13, 2010, at which point E-Band became a reporting company under the Exchange Act.

On April 18, 2011, E-Band Media changed its name to Annec Green Refractories Corporation.

History of China Green Refractories Limited

China Green and its wholly-owned subsidiary Alex Industrial Investment Limited (“Alex Industrial”) were created for the sole purpose of conducting a reverse merger transaction with a U.S. public shell company. China Green was incorporated in the British Virgin Islands as a BVI Business Company on March 12, 2010. Under China Green’s Memorandum of Association, it is authorized to issue up to 50,000 shares of one class of stock with a par value of $1.00. Prior to the Share Exchange, there were a total of 102 shares of China Green stock, which were held by five shareholders. Each share was purchased for $1.00.

Alex Industrial was incorporated in Hong Kong on April 1, 2010 by China Green to acquire Zhengzhou Annec Industrial Co., Ltd. (“Zhengzhou Annec”) and Zhengzhou Annec’s subsidiary Annec (Beijing) Engineering Technology Co., Ltd. (Beijing Annec). Under Alex Industrial’s Memorandum of Association, the capital of Alex Industrial is divided into 10,000 shares at $1.00 each. On March 26, 2010, China Green purchased 100 founder shares in the amount of $100. On January 14, 2011, China Green purchased all of the outstanding shares of Zhengzhou Annec for the total consideration of $2,980,998. As a result of this transaction, the controlling equity holders of Zhengzhou Annec continued to hold 98% of the outstanding equity of Zhengzhou Annec through their direct or beneficial ownership of China Green. Accordingly, this transaction was accounted for as an exchange among related parties and all assets and liabilities were transferred at their net book value.

Zhengzhou Annec was established in 2003, a Company Limited registered in Xinmi city Henan province in the People’s Republic of China (“PRC” or “China”) with initial registered capital of $730 thousand. On October 8, 2003, the shareholders of Zhengzhou Annec reached a resolution to increase the registered capital of Zhengzhou Annec from $730 thousand to $3.0 million. On January 14, 2011, Zhengzhou Annec became the wholly owned subsidiary of Alex Industrial and, accordingly became a wholly-foreign owned enterprise (WFOE) under Chinese law.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

1.	Business of the Company, continued

History of China Green Refractories Limited, continued

Beijing Annec was established in January 2008 in Xuanwu district Beijing as a Company Limited, registered in Beijing, PRC, with approximately $900 thousand as its initial registered capital. In 2010, Beijing Annec’s registered capital was increased from $900 thousand to approximately $2.8 million. 100% of Beijing Annec’s equity is owned or controlled through assignment by Fuchao Li. On January 16, 2011, Beijing Annec entered into a contractual agreement, or the VIE agreement, with Zhengzhou Annec. The VIE Agreement includes the following arrangements:

(1)
Exclusive Business Cooperation Agreement (“Cooperation Agreement”), where Zhengzhou Annec, in general, becomes Beijing Annec’s exclusive service provider to provide Beijing Annec with business support and technical and consulting services in exchange for an annual service fee equal to Beijing Annec’s net income for such year;

(2)
Equity Interest Pledge Agreement (“Pledge Agreement”) under which Fuchao Li the 100% owner of all of the equity interest in Beijing Annec, has pledged all of his equity interest in Beijing Annec to Zhengzhou Annec as a guarantee of Beijing Annec’s performance of its obligations under the Cooperation Agreement;

(3)
Exclusive Option Agreement (“Option Agreement”) under which Fuchao Li grants Zhengzhou Annec an irrevocable right and option to acquire any and all of Mr. Li’s equity interest in Beijing Annec, as and when permitted by PRC laws, for an exercise price equal to the actual capital contributions paid in the registered capital of Beijing Annec by Mr. Li unless an appraisal is required by applicable PRC laws; and

(4)
Power of Attorney (POA) under which Mr. Li grants Zhengzhou Annec the right to (i) attend shareholders meetings of Beijing Annec, (ii) exercise all of Mr. Li shareholder’s rights and shareholder’s voting rights in Beijing Annec, including, but not limited to the sale or transfer or pledge or disposition of his stock in whole or in part, and (iii) designate and appoint on Mr. Li’s behalf the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management of Beijing Annec.

As a result of the foregoing structure, we control 100% of Beijing Annec. In addition to the VIE agreement, 96.3% of the equity ownership, as of December 31, 2010, of Beijing Annec is controlled by shareholders nominated by Zhengzhou Annec and Mr. Li. The remaining 3.7% of the equity is owned by Mr. Li. Thus, Beijing Annec is treated as a 100% owned subsidiary for accounting purposes.

Business Description

Zhengzhou Annec is principally engaged in the manufacture, design, development, sale, installation, and maintenance of refractory materials and products. Zhengzhou Annec’s primary products are heat shock bricks for internal, top, and external combustion hot air stoves, high alumina brick with heat shock, cordierite-mullite bricks, non-recasting, soft and high-heating andalusite brick, and silica bricks with high thermal conductivity and high density. Zhengzhou Annec produces refractory products through three factories in the Henan Province, PRC: Fuliang, Fuhua, and Fugang.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

1.	Business of the Company, continued

Business Description, continued

Beijing Annec’s primary business is to design and build blast furnaces and hot air stoves. Beijing Annec acts as a general contractor and has outside construction companies serve as sub-contractors. Beijing Annec also derives revenue from technology research and development, graphic design, production, engineering and technical consulting, and sales of building materials.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the balances and results of Zhengzhou Annec and Beijing Annec (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified in the consolidated financial statements to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosure of contingent assets and liabilities. Significant estimates and assumptions are used for, but not limited to: (1) allowance for doubtful accounts, (2) economic lives of property, plant, and equipment, (3) asset impairments, (4) percentage of completion on construction projects, and (5) contingency reserves. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. In addition, any change in these estimates or their related assumptions could have an adverse effect on our operating results.

Cash

Cash consists primarily of cash on hand or cash deposits in banks that are available for withdrawal without restriction.

Restricted Cash

Restricted cash represents cash that is held by the banks as collateral for notes payable. The banks generally have collateral requirements ranging from 50% to 100% of the outstanding notes payable. At December 31, 2010 and 2009, the Company has about 83% and 100% of the outstanding notes payable balances held by the banks as collateral.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Bank Notes Receivable

Bank notes receivable consists of bank notes from various banks in the PRC, which generally have a maturity of one to six months. The bank notes are highly liquid and are sometimes given to or received by vendors and customers instead of the local currency (“Renminbi” or “RMB”). The bank notes can generally be presented to the bank before maturity and in such case are redeemable at a slight discount.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based on an estimate of the amounts that may be uncollectible. On a monthly basis, the Company examines all significant past due amounts. The Company considers the age of the receivable, the financial standing and credit rating of the customer, and the history of payments or guarantee of payment made by the customer. Many of the Company’s contracts are with large Chinese government-backed organizations with an excellent but slow payment history. Normal payment terms for custom contract sales are:  (i) 30% of the contract price as advanced payment after signing of the contract which is used to buy materials and production; (ii) 30% of the contract price will be collected when production is finished and goods are inspected by the customer; (iii) 30% of the contract price will be received after the completion of refractory installation and testing by the customer; and (iv) the final installment of 10% (retentions) is usually due one year after the stove is put into service to allow for quality guarantee. Such retentions are presented as retentions receivable or long-term retentions receivable on the consolidated balance sheets.

Estimated warranty costs, if material, are accrued at the time of sales. Such costs have not been material to date.

Concentration of Credit and Other Risks

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash, restricted cash, bank notes receivable, accounts receivable and other receivables. The Company holds all its bank deposits with banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such, these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through December 31, 2010. In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions which hold the bank deposits and the Company holds its cash in multiple banks supported by the local and Central Government of the PRC.

The Company does not require collateral or other security to support the trade receivables. We are exposed to credit risk in the event of nonpayment by customers to the extent of amounts recorded on the balance sheet. One customer accounted for 33% and 0% of our trade receivables balance as of December 31, 2010 and 2009, respectively. An additional customer accounted for 15% and 37% of trade receivables balance as of December 31, 2010 and 2009, respectively.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Concentration of Credit and Other Risks, continued

One customer individually accounted for 17% and 0% of our revenue in the years ended December 31, 2010 and 2009, respectively. A separate customer individually accounted for 13% and 16% of our revenue in the years ended December 31, 2010 and 2009, respectively.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economical, and legal environment in the PRC. The Chinese Government controls its foreign currency reserves through restrictions on imports and conversion of Renminbi (RMB) into foreign currency. In July 2005, the Chinese Government adjusted its exchange rate policy from “Fixed Rate” to “Floating Rate.” During January 2008 to December 2010, the exchange rate between RMB and U.S. Dollars (USD) has fluctuated from USD $1.00 to RMB 7.3141 and USD $1.00 to RMB 6.5910, respectively. There can be no assurance that the exchange rate will remain stable. The Renminbi could appreciate or depreciate against the U.S. Dollar. The Company’s financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which its earnings and obligations are denominated.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on an average cost basis, which approximates actual cost on a first-in, first-out (FIFO) method. Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration, and other factors. Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolescence and are charged to cost of revenues.

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives of the related assets as follows:

Plant and buildings	20 years
Machinery and equipment	10 years
Vehicles	4 years
Electronic equipment	3 years
Furniture and tools	5 years
Software	5 years

Repairs and maintenance costs are expensed as incurred. Gains or losses on disposals are included in general and administrative expense.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Plant and Equipment, continued

The Company capitalizes interest attributable to capital construction projects, if material, in accordance with Accounting Standards Codification (ASC) Subtopic 835-20, Capitalization of Interest, which defines that interest shall be capitalized for assets that are constructed or otherwise produced for an entity’s own use, including assets constructed or produced for the entity by others for which deposits or progress payments have been made.

Occasionally the Company will settle outstanding accounts receivable and accounts payable balances through non-monetary exchanges such as receiving or signing over the title to vehicles. The Company accounts for these transactions in accordance with ASC 845, Nonmonetary Transactions. The Company records a gain or loss on the disposal/transfer of the vehicles to the extent that the fair value of the receivable or payable balance differs from the book value of the vehicles.

Land Use Rights

In the PRC there is no land ownership, but land use rights can be obtained. Land use rights are stated at cost less accumulated amortization. Amortization expense is recorded on a straight-line basis over the term of the land use rights. Land use rights are an intangible asset. The Company reviews intangible assets for impairment periodically and at least annually.

Long-term Investment

Long-term investment represents an investment the Company has in a regional bank within China. We do not hold a greater than 5% interest and we have determined that we do not have significant control or influence in the bank. Accordingly, we record the investment at cost. Our investment is in a private company where there is not a market to determine the value of the investment.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company, including long-term investments, are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the carrying amount of an asset or asset group (in use or under development) is evaluated and found not to be recoverable (carrying amount exceeds the gross, undiscounted cash flows from use and disposition), then an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s or asset group’s fair value. Through December 31, 2010, the Company has not recorded any impairment of its long-lived assets.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

On December 31, 2008, the Company adopted SFAS 157, Fair Value Measurements, now known as the provisions of ASC Subtopic 820-10, Fair Value Measurements and Disclosures (ASC 820-10), which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. ASC 820-10 applies whenever other statements require or permit assets or liabilities to be measured at fair value.

ASC 820-10 includes a fair value hierarchy that is intended to increase the consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing an asset or liability based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1–inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2–observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

The Company’s financial instruments consist mainly of cash, restricted cash, bank notes receivable, other receivables, and debt obligations. Other receivable are reflected in the accompanying financial statements at historical cost, which approximates fair value due to the short-term nature of these instruments. Based on the borrowing rates currently available to the Company for loans and similar terms and average maturities, the fair value of debt obligations also approximates its carrying value due to the short-term nature of the instruments. While the Company believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The Company had no assets or liabilities measured at fair value and subject to the disclosure requirements based on the fair value hierarchy.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Government Assistance

The Company is currently the beneficiary of government grants that are generally intended to be used towards capital technology improvement with the end goal of increased production and energy efficiency. These grants are recorded as deferred income in the liabilities section of the balance sheet when cash is received and are accreted into nonoperating income over the life of the asset, to the extent that the grant is related to an asset. For grants not related to any assets in certain cases, the Company records nonoperating income when earned. The government grant income included in other income amounted to approximately $468,000 and $34,000 for the years ended December 31, 2010 and 2009, respectively.

Capital Surplus

In accordance with PRC regulations, the Company is required to make appropriations to the statutory surplus reserve during the years that dividends are distributed, based on after-tax net income determined in accordance with PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the Company’s registered capital. Surplus reserve is nondistributable other than in liquidation.

Foreign Currency Translation

The accompanying financial statements are presented in United States Dollars. The functional currency of our Company is the Renminbi, the official currency of the PRC. Capital accounts of the financial statements are translated into United States Dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rates for the years ended December 31, 2010 and 2009. Items in the Company’s consolidated statement of cash flows are translated using a weighted average exchange rate, which approximates the exchange rate in effect at the time of the cash flows. For all periods reported, there were no transactions outside the PRC; thus, all of our transactions are in RMB, our functional currency. Currency translation adjustments from translation to U.S. Dollars for financial reporting purposes are recorded in other comprehensive income (loss) as a component of equity.

A summary of the conversion rates for the periods presented is as follows:

	December 31,
	2010	2009

Year end RMB: U.S. Dollar exchange rate	6.5910	6.8372
Average RMB: U.S. Dollar exchange rate	6.7599	6.8409

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Accumulated Other Comprehensive Income (Loss)

We report comprehensive income (loss) in accordance with the provisions of ASC Topic 220, Comprehensive Income, which establishes standards for reporting comprehensive income or loss and its components in the financial statements. The accumulated other comprehensive income (loss) represents foreign currency translation adjustments.

Revenue Recognition

The Company’s principal revenue sources are from the sale of refractory materials and products and from sales generated from the designing and building of blast furnaces and hot-air stoves.

Zhengzhou Annec generates revenue from the sale of a variety of refractory bricks and the sales from kits of pre-assembled hot-air ovens. Zhengzhou Annec recognizes revenue when: (1) there is persuasive evidence of an arrangement; (2) customers have accepted receipt of the goods in accordance with the shipping terms; (3) the amount to be paid by the customer is fixed or determinable; and (4) collectability is reasonably assured. Zhengzhou Annec recognizes revenue from the sale of a kit when the kit has been delivered and accepted by the client.

Beijing Annec enters into contracts to design and build blast furnaces and hot-air stoves and recognizes revenues during the construction period using the percentage of completion method. Most of the contracts are fixed-price contracts, which typically provide for a stated contract price and a specified scope of the work to be performed. Beijing Annec estimates the percentage of the job that is complete using variations of the cost-to-cost method. Cost is used as the primary indicator, but the Company also considers contract milestones and work in progress from subcontractor companies. If the estimate of costs left to be incurred plus actual costs already incurred exceeds the total revenue to be expected from a contract, then the full amount of the difference is recognized in the current period as a loss and presented on the consolidated balance sheet as a current liability. Beijing Annec also generates revenue from the sale of a variety of machines and equipment which the Company purchases from vendors. Beijing Annec recognized revenue from this type of sale when the machines and equipments have been delivered and accepted by the client.

Sales Returns Allowance

We estimate future product returns related to current period product revenue. We analyze historical returns, and changes in customer demand and acceptance of our products when evaluating the adequacy of the sales returns allowance. Significant management judgment and estimates must be made and used in connection with establishing the sales returns allowance in any accounting period. Material differences may result in the amount and timing of our revenue for any period if management made different judgments or utilized different estimates. Based on our analysis, we did not record any provision for sales returns as of December 31, 2010 and 2009.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Shipping and Handling Costs

Shipping and handling costs billed to customers are recorded net of the amount collected. Shipping and handling expense included in selling expenses amounted to $3,270,649 and $1,929,090 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

We account for income taxes in accordance with ASC 740, Income Taxes (ASC 740) (formerly SFAS 109, Accounting for Income Taxes). ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company adopted accounting policies in accordance to U.S. GAAP as its basis for computing the current income tax provision. Therefore, there were no significant deferred tax assets or liabilities during the years ended December 31, 2010 and 2009.

We adopted the Interpretation provisions of ASC 740, Income Taxes, on January 1, 2009, that clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in our financial statements. The Interpretation also provides guidance for the measurement and classification of tax positions, interest and penalties, and requires additional disclosure on an annual basis. The adoption had no effect on our financial statements. Following implementation, the ongoing recognition of changes in measurement of uncertain tax positions will be reflected as a component of income tax expense. Interest and penalties incurred associated with unresolved income tax positions will continue to be included in other income (expense).

Recent Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. We do not expect adoption of this standard to have a material impact on our financial position, results of operations, or cash flows.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

2.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In December 2010, the FASB issued ASU 2010-28, Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. ASU 2010-28 modifies Step 1 of the goodwill impairment test so that for reporting units with zero or negative carrying amounts, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not based on an assessment of qualitative indicators that goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. We do not expect adoption of this standard to have a material impact on our financial position, results of operations, or cash flows.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. ASU 2010-09 became effective immediately upon issuance. The adoption of this statement did not have a material impact on our financial position, results of operations, or cash flows.

In January 2010, the FASB issued accounting standards update on fair value measurement and disclosures, adding new requirements for disclosures for Levels 1 and 2, separate disclosures and purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures. This update was effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010. Early adoption is permitted. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on our financial position, results of operations, or cash flows.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements-a consensus of the FASB Emerging Issues Task Force. ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (“deliverables”) separately rather than as a combined unit. Specifically, this guidance amends the criteria in the “Revenue Recognition – Multiple-Element Arrangements” subtopic of the Codification for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with the option to provide retrospective presentation for prior years. The adoption of this standard will not have a material impact on our financial position, results of operations, or cash flows.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

3.	Other Receivables

The components of the Company’s other receivables are as follows:

	December 31,
	2010	2009

Other receivables–individuals and employees	$3,993,608	$962,763
Other receivables–companies	1,049,238	6,225,366
Security deposits	377,387	153,630

Total other receivables	$5,420,233	$7,341,759

Other receivables are comprised of three categories: receivables from individuals (both employees and other individuals), receivables from other companies and security deposits for large contracts and are generally unsecured. Security deposits will be returned to the Company upon the completion of the projects. Receivables from employees include cash advanced to employees for purchased supplies and services and employees travel and miscellaneous business expenses.

4.	Inventories

The components of the Company’s inventories are as follows:

	December 31,
	2010	2009

Raw materials	$3,258,408	$3,368,957
Work in process	482,242	293,826
Finished goods	21,962,564	15,163,497

Total inventories	$25,703,214	$18,826,280

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

5.	Plant and Equipment, net

The components of the Company’s plant and equipment are as follows:

	December 31,
	2010	2009

Plants and buildings	$9,773,631	$8,813,027
Machinery and equipment	3,966,474	3,679,240
Vehicles	1,588,532	1,647,392
Others	63,713	47,762

	15,392,350	14,187,421
Less accumulated depreciation	(3,298,725)	(3,095,726)

Total plant and equipment, net	$12,093,625	$11,091,695

Depreciation expense related to property and equipment was $1,183,863 and $948,681 for the years ended December 31, 2010 and 2009, respectively. The Company has recorded a gain (loss) on sale of property and equipment of $(576,626) and $32,386 for the years ended December 31, 2010 and 2009, respectively.

6.	Land Use Rights, net

The components of the Company’s land use rights are as follows:

	Estimated
	Remaining	December 31,
	Life	2010

Land use rights	46.70 years	$2,234,926

Less accumulated amortization		(41,103)

Total land use rights, net		$2,193,823

Amortization expense related to land use rights was $40,076 and $0 for the years ended December 31, 2010 and 2009, respectively. The difference between the amortization expense and accumulated amortization is due to exchange rate differences as we translate expense using an average exchange rate for the fiscal year and translate the accumulated amortization using the fiscal year end exchange rate.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

6.	Land Use Rights, net, continued

Amortization of land use rights attributable to future periods is as follows:

Period ending December 31:
2011	$44,649
2012	44,649
2013	44,649
2014	44,649
2015	44,649
Thereafter	1,970,578

$2,193,823

7.	Short-Term Loans

The components of the Company’s short-term loans are as follows:

	December 31,
	2010	2009
Short-term loans:
Loans due to financial institutions	$8,475,193	$4,811,911

All short-term loans are due within one year and have interest rates ranging from 5.84% to 9.47% during 2010 and 2009. As of December 31, 2010, all of the loans, with the exception of three, are secured by the Company’s movable property or equipment mortgages. Two loans are secured by multiple guarantors with one loan secured by two of the owners and one loan is secured by an office building.

8.	Bank Notes Payable

The components of the Company’s bank notes payable are as follows:

	December 31,
	2010	2009
Notes payable:
Loans due to financial institutions	$5,310,272	$4,972,796

Bank notes payable are due to financial institutions with maturity dates of six months. All are noninterest-bearing notes. The notes payable are not secured, but do require cash to be held in reserve of 50% to 100% of the total outstanding notes payable. At December 31, 2010 and 2009, the Company had approximately 83% and 100% of the loan amounts due held in reserve as restricted cash.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

9.	Advances from Customers

The Company’s customer deposits consists of amounts payable to various customers for deposits received and prepayments received from customers for products to be delivered or services to be performed.

10.	Long-Term Loans

The components of the Company’s long-term loans are as follows:

	December 31,
	2010	2009
Long-term loans:
Loan due to financial institution	$1,189,501	$-

The long-term loan is due after one year and has interest rate of 7.15% and is secured by one of the Company’s office buildings.

Future minimum payments for the long-term loans are as follows:

Period ending December 31:
2012	$297,375
2013	297,375
2014	297,375
2015	297,376

$1,189,501

11.	Related Party Transactions

At December 31, 2010 and 2009, the Company had loans payable to the Chairman (Fuchao Li), the Executive Officer (Jiantao Li), a minority shareholder (Yinling Fan) and a former owner (Haixue Fan) of the Company. The Company and the owners have not signed notes, there are no specific due dates, and no interest is paid on the loans. Money is transferred between the owners and the Company mainly for cash flow purposes. The amounts loaned and borrowed are short-term in nature and the balances at both year-ends are considered at the fair market value of the amounts owed. The following amounts were payable to the owners as of December 31, 2010 and 2009:

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

	December 31,
	2010	2009

Haixue Fan	$-	$1,371,907
Fuchao Li	731,907	468,028
Jiantao Li	-	73,129
Yinling Fan	185,101	-

	$917,008	$1,913,064

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

12.	Income Taxes

The Company is subject to applicable local tax statutes and is governed by the Income Tax Law of the PRC and local income tax laws (the “PRC Income Tax Law”).

Zhengzhou Annec qualified as a hi-tech corporation and was accorded certain tax incentives for said designation. Accordingly, Zhengzhou Annec was subject to tax at a statutory rate of 15% for the years ended December 31 2010 and 2009. Zhengzhou Annec will continue to be subject to a 15% tax rate for the years ending December 31, 2011 and 2012, and expects that thereafter will become subject to a rate of 25% unless Zhengzhou Annec applies for and receives a further tax holiday for the succeeding five years. The tax savings due to this tax holiday is approximately $749,000 and $348,000 for the years ended December 31, 2010 and 2009, respectively.

Beijing Annec is subject to taxes at a statutory rate of 25%.

As of December 31, 2010 and 2009, the Company is not in any uncertain tax positions and thus has no accrued interest and penalties related to those matters. The differences between U.S. GAAP net income and PRC taxable income are considered as permanent differences and thus the Company did not record any deferred taxes.

Income before provision of income taxes:

	December 31,
	2010	2009

U.S. Operations	$-	$-
China Operations	8,652,047	2,715,355

Total	$8,652,047	$2,715,355

The provision for income taxes includes:

	Years Ended December 31,
	2010	2009
Current:
Chinese Operations	$1,414,136	$331,010

Income tax provision	$1,414,136	$331,010

Annual Enterprise Income Tax (EIT) assessments shall be completed before the end of May every year. The tax authority conducts reviews of the EIT returns once a year. Based on PRC tax regulations, the tax authority has rights to review for underpaid or unpaid taxes for a period of three years. If an amount of underpaid or unpaid taxes exceeds RMB 100,000, the tax authority has rights to review for five years. If any tax evasion is involved, there is no time limitation for review.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

13.	Commitments and Contingencies

Third Party Guarantees

The Company entered into agreements as a debt guarantor during 2010 for six parties. The guaranteed amount is approximately $3,793,051 as of December 31, 2010.

Other parties also acted as a debt guarantor for the Company starting in 2010. As of December 31, 2010, the Company’s loans guaranteed by other parties are approximately $3,641,329. The Company has not historically incurred any losses due to such debt guarantees. Additionally, the Company has determined that the fair value of the guarantees is immaterial.

Leases

The Company leases one of the factories under a noncancelable operating lease with a third party through April 1, 2014. Rent expense included in general and administrative expense was $268,686 and $31,621 in 2010 and 2009, respectively. A summary of future minimum lease payments as of December 31, 2010 is presented below.

Minimum
Lease
Payments
Year ending December 31:
2011	$215,445
2012	215,445
2013	215,445

$646,335

14.	Foreign Operations

As of December 31, 2010 all of our revenues and assets are associated with operations conducted in the PRC.

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

15.	Segment Reporting

The Company operates in two reportable segments: Zhengzhou Annec and Beijing Annec. The Zhengzhou Annec segment manufactures and sells a variety of refractory bricks and kits of pre-assembled hot-air ovens. The Beijing Annec segment designs and builds blast furnaces and hot-air stoves on a contract basis and uses subcontractors throughout the construction process.

All revenues are related to end customers in China.

Information on reportable segments for the years ended December 31, 2010 and 2009 is as follows:

	December 31,
	2010	2009
Revenues:
Zhengzhou Annec	$49,033,428	$23,408,259
Beijing Annec	14,379,712	8,997,101

Total	63,413,140	32,405,360

Cost of revenues:
Zhengzhou Annec	27,366,864	12,654,996
Beijing Annec	12,729,553	8,138,946

Total	40,096,417	20,793,942

Operating expenses:
Zhengzhou Annec	13,250,472	7,474,265
Beijing Annec	525,392	385,722

Total	13,775,864	7,859,987

Income from operations	$9,540,859	$3,751,431

Plant and equipment, net:
Zhengzhou Annec	$11,926,639	$10,901,178
Beijing Annec	166,986	190,517

Total identifiable assets	$12,093,625	$11,091,695

Continued

ZHENGZHOU ANNEC INDUSTRIAL CO., LTD.

Notes to Consolidated Financial Statements

For the years ended December 31, 2010 and 2009

16.	Subsequent Events

The Company has evaluated all events occurring subsequent to December 31, 2010 through May 9, 2011, the date which these financial statements were available to be issued, during which time nothing has occurred outside the normal course of business operations, except for the following:

Effective as of January 14, 2011, the Company was acquired by China Green Refractories (“China Green”) through its wholly-owned subsidiary Alex Industrial Investment Limited, a company incorporated under the laws of Hong Kong, and became a wholly-foreign owned enterprise (WFOE) under Chinese law.

On January 16, 2011, Annec (Beijing) Engineering Technology Co., Ltd. (Beijing Annec) entered into a contractual agreement, or the VIE Agreement, with Zhengzhou Annec pursuant to which Beijing Annec become the Company’s VIE. As a result, the Company controls 100% of Beijing Annec through 96.3% of the equity ownership controlled by owners nominated by Zhengzhou Annec and the remaining 3.7% owned by the Chairman Mr. Li Fuchao.

On January 28, 2011, the Company declared and paid dividends of $676,986 to the owners of record.

On February 11, 2011, China Green entered into a Share Exchange Agreement with certain principal shareholders of E-Band Media, Inc. (“E-Band Media”). Pursuant to the terms of the Share Exchange Agreement, E-Band Media effected a 1-for-14.375 reverse stock split (“Reverse Split”) of its outstanding common stock. In addition, pursuant to the Share Exchange Agreement, the China Green Shareholders acquired all 10,000,000 shares of E-Band Media’s common stock and all outstanding warrants of E-Band Media from their shareholders for an aggregate purchase price of $250,000 and 100 shares of Series A Preferred Stock held by China Green Shareholders. The Warrants were cancelled by the China Green Shareholders pursuant to the Share Exchange Agreement. As a result of the Share Exchange Agreement, the China Green Shareholders owned 98% of the issued and outstanding common stock of E-Band Media on an as-converted common stock basis as of and immediately after the Reverse Split as contemplated by the Share Exchange Agreement. As a result of the share exchange, E-Band Media indirectly controls (i) through their subsidiary, Zhengzhou Annec Industrial Co., Ltd, and (ii) through a contractual agreement, between Zhengzhou Annec and Annec (Beijing) Engineering Technology Co., Ltd. (Beijing Annec), their variable interest entity (VIE) Beijing Annec.

On April 18, 2011, pursuant to the filing of its Certificate of Amendment with the Delaware Secretary of State, E-Band Media changed its name to “Annec Green Refractories Corporation” and completed a reverse stock split on a 1-for-14.375 share basis. Effective April 18, 2011, 14.375 shares of Annec Green Refractories Corporation common stock issued and outstanding were combined and changed into one share of common stock. Any resulting fractional share was rounded up to the next higher whole number. The reverse stock split affects all issued and outstanding shares of Annec Green Refractories Corporation common stock immediately prior to the effective date of the reverse stock split. In addition, as a result of the reverse stock split, in accordance to the terms of the Series A Preferred Stock, each share of Series A Preferred Stock of Annec Green Refractories Corporation issued and outstanding automatically converted into 1,000 shares of common stock (on a post reverse stock basis), resulting in the automatic conversion of 19,220 shares of Series A Preferred Stock of Annec Green Refractories Corporation into 19,220,000 shares of common stock of Annec Green Refractories Corporation.